May 3, 2011

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control

RE American Depositary Shares evidenced by the American Depositary Receipts each representing one Common Share of
Cementos Lima S.A.
 (Form F6 File No. 03386746)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in ratio and par value for Cementos Lima S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio and par value for Cementos Lima S.A.

The Prospectus has been revised to reflect the new ratio (110) and new par value (NS
1.00).

Please contact me with any questions or
comments at 212 8154831.

Perry Palma Gil
BNY Mellon  ADR Division

Encl.
CC Paul Dudek, Esq. (Office of
International Corporate Finance)









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